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                                                                    EXHIBIT 23.5



                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT



     We consent to the use of our report (and to all references to our firm) dated September 5, 1997 on the combined financial statements of ICI Forest Products -- North America in the Registration Statement (Post-Effective Amendment No. 1 to Form S-4) and related Prospectus of Pioneer Americas Acquisition Corp. for the registration of $200,000,000 9.25% Series B Senior Secured Notes due 2007.



KPMG


Chartered Accountants



Montreal, Canada


October 15, 1997